SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2008

FUEGO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52054	20-2078925
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8010 NW 156 Terrace, Miami, Florida	33018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (305) 823-9999

_________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - Other Events

Item 8.01 Other Events

Fuego Entertainment Files Motion to Dismiss “The Beatles” Apple Corps Limited and Apple Records Inc. Lawsuit

On January 10, 2008 -- Fuego Entertainment, Inc. announced it had acquired 15 tracks of previously unreleased live music recorded by “The Beatles” in 1962 at the Star Club in Hamburg, Germany. The 15 ‘Lost” tracks are believed to be the very first live performance after Ringo Starr joined the other three “Beatles” - John Lennon, Paul McCartney and  George Harrison.

On March 21, 2008 – Apple Corps Limited and Apple Records, Inc. filed a lawsuit attempting to stop Fuego Entertainment from releasing the Beatles recordings.

On April 4, 2008 --- Fuego Entertainment and Apple Corps entered into an agreed order where Fuego Entertainment would not release the “Lost” Beatles recordings until there was resolution of the March 21st lawsuit.

On May 16, 29008 – Fuego Entertainment filed a motion to dismiss the lawsuit brought by Apple Corps Limited and Apple Records, Inc. as a matter of law.  In the motion to dismiss Fuego Entertainment asserts that as a matter of law Fuego has the right to commercially exploit the 15 “Lost” 1962 Beatles recordings.

A complete copy of the Motion to Dismiss and Supporting Memorandum Of Law in .pdf format is attached.

Fuego Entertainment, Inc. is engaged in the production, acquisition, marketing, sales, and distribution of entertainment products. For more information, please visit Fuego Entertainment at http://www.fuegoentertainment.net

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

a)	Financial Statements
                  None

b)	Exhibits
Exhibit No. Description

99.1	Motion to Dismiss and Supporting Memorandum Of Law
99.1	Motion to Dismiss and Supporting Memorandum Of Law - PDF Version

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuego Entertainment, Inc.

Date: May 19, 2008	By:	/s/ Hugo Cancio
Name: Hugo Cancio
Title: Chief Executive Officer